UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ACXIOM CORPORATION

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This Schedule 14A filing consists of the following communications relating to the proposed acquisition of the Acxiom Marketing Solutions (“AMS”) business of Acxiom Corporation (the “Company”) by The Interpublic Group of Companies, Inc. (“IPG”) pursuant to the terms of a Membership Interest Purchase Agreement, dated as of July 2, 2017, by and among the Company, IPG, LiveRamp, Inc., a wholly owned subsidiary of the Company and Acxiom Holdings, Inc., a wholly owned subsidiary of the Company:

(i)	FAQ for Clients of Acxiom Marketing Solutions; and

(ii)	AMS-IPG Integration Communication.

The items listed above were first used or made available on September 6, 2018.

Interpublic Group (IPG) Acquisition of AMS

FAQ for Clients of Acxiom Marketing Solutions

Updated September 5, 2018

IPG Acquisition of AMS – Client FAQ

Why did we decide to explore strategic options for Acxiom Marketing Solutions?

We wanted to accelerate our ability to provide our clients with even greater value. As part of IPG, AMS will be able to provide you with a broader set of services offerings and operate with even greater scale.

Why did we decide to sell AMS to Interpublic Group (IPG)?

After conducting a thorough and competitive process, it became clear that a sale of AMS to IPG provided the best growth opportunities for our clients. We couldn’t be more excited about this outcome. As we said in our press release, the combination of IPG and AMS creates the world’s leading powerhouse for data-driven marketing solutions.

What specifically are the benefits for clients?

The acquisition is a pivotal moment in our industry, bringing together Acxiom’s industry-leading ability to implement a data foundation for omnichannel customer engagement and Interpublic Group’s deep expertise in media strategy, creative design, and campaign management. Our capabilities are highly complementary. We will continue to offer the solutions we provide today, and over time, you will gain access to IPG’s extended network of nearly 100 agencies and more than 50,000 marketing experts stationed around the world, enabling you to gain even more value from your relationship with us. Together, IPG and AMS will be able to uniquely position our clients for success in a world where data has become the key to providing exceptional customer experiences.

Why did IPG decide to acquire AMS?

In IPG’s press release and investor call they outline the key rationale for the deal and benefits they expect clients to see in the future. Key quotes include:

“Combining AMS with a range of IPG assets will help us shape the future of our industry. Acxiom’s leadership on data ethics is second to none, its business is solid and growing, and it has long played a foundational role in the marketing ecosystem.” – Michael Roth, CEO of IPG.

“While marketing and information technology are increasingly converging within client organizations, service providers remain bifurcated. With the skills and capabilities that AMS brings to our portfolio of companies, we can offer clients end-to-end solutions that we believe will change the way in which we work for brands and accelerate the onset of outcome-driven marketing.” – Philippe Krakowsky, IPG’s Chief Strategy and Talent Officer and Chairman and CEO of IPG Mediabrands.

IPG executives have also outlined their vision in several recent interviews:

•	AdExchanger – Arun Kumar: AMS Will Supercharge IPG’s First-Party Data Capabilities

•	AdAge – IPG Says Acxiom Deal Puts an End to ‘Turning Business Away’

•	Business Insider – The Business Model for Giant Ad Agencies is Under Fire — But IPG Says Its $2.3 Billion Bet on Acxiom Gives It a Massive Advantage Over Other Firms

How will AMS operate as part of IPG? What happens to Acxiom’s brand?

AMS will simply become ‘Acxiom’ after close and will operate as an independent division within IPG.

Who will lead AMS going forward?

Rick Erwin and Dennis Self will continue to lead AMS as co-presidents.

Why did we decide to separate from LiveRamp?

Separating AMS and LiveRamp allows us to accelerate the value we can provide to clients through both businesses. AMS will benefit from more scale, more services offerings, and access to a broader network of companies where IPG has a strategic relationship. LiveRamp will become a public company with substantial capital on hand to invest in growth initiatives and acquisitions.

How will AMS and LiveRamp work together in the future? What will the relationship be between AMS and LiveRamp?

After the transaction closes, Acxiom will be a certified reseller to existing and new clients of LiveRamp offerings including AbiliTec® and IdentityLink™, as well as assets available in the LiveRamp IdentityLink DataStore. We will continue to partner on client deals and expect to continue to expand our relationship over time to offer our shared clients industry-leading products and services to meet their needs.

What happens to current Acxiom and LiveRamp contracts? Will I need separate contracts for Acxiom and LiveRamp?

It’s our goal to strengthen our ability to address more of your needs. If any modifications to your current contract are needed – for example to create a separate contract for LiveRamp technology or to bring a LiveRamp contract under an Acxiom agreement – we will be in contact with you as the process proceeds, and with enough notification to ensure there are no delays or disruptions in your service.

Are you going to ask me to assign my agreements to IPG? When?

No. As part of the transaction, Acxiom Corporation will be converted to a limited liability company: Acxiom LLC. Client contracts with Acxiom Corporation will, as a result, remain directly contracted with Acxiom LLC after its acquisition by IPG.

Can you provide a consent letter for the sale of Acxiom Marketing Solutions?

Only a handful of Acxiom clients are contractually affected by the sale of the Acxiom Marketing Solutions division to IPG. Any consent for the Acxiom contract being assigned to LiveRamp is being managed by the legal and account teams.

How will AMS work with non-IPG agencies and other companies in the marketing ecosystem?

AMS will operate as a standalone division and will continue to provide data and services to non-IPG agencies, resellers, publishers, and platform providers.

Will there be any changes to my customer account and delivery teams?

It’s our goal to maximize stability. Most clients will continue to work with the same individuals and teams that support you today. There are, however, some AMS clients for which the LiveRamp relationship will now be fully managed by the AMS account team and if you fall within that group, you will be notified by your AMS account leader.

Will AMS teams located near my office be relocated as part of this transaction?

No, we do not plan to relocate teams that are working near our clients.

Will the location of my client data change?

There are no changes to the location of the data or services being provided by Acxiom and/or LiveRamp that will immediately take place based on the sale of Acxiom Marketing Solutions to IPG. If/when a change of data location or handling need to occur, affected clients would be notified in advance, and a review of the respective contractual terms of service would happen before any move was made.

Will there be any services or technology changes?

Acxiom will continue to deliver services as contracted. While Acxiom cannot guarantee that changes in services or technology for an account will not happen, it is our belief that no services will immediately change due to the sale of Acxiom Marketing Solutions to IPG.

What assurances can I get that secure current service levels, dedicated team and pricing?

Acxiom is contractually obligated to deliver the products and services as contracted and will continue to do so. While Acxiom cannot guarantee that changes in technology, resources and pricing for an account will not happen over time, it is our belief that nothing in the short term will change due to the sale of Acxiom Marketing Solutions to IPG.

What kind of deal is this, and when will the transaction be finalized?

The deal is designed as an all-cash transaction for Acxiom Marketing Solutions, which includes our data and services offerings. We expect the deal to close no later than the end of calendar year 2018.

What will your data ethics program look like under IPG?

We will continue to maintain our industry-leading Global Data Ethics Program. The strength of this program was a key reason IPG decided to acquire AMS. IPG shares our commitment to data ethics and transparency.

Can I meet with IPG executives? When can this take place?

Until we close, Acxiom and IPG must operate as separate, independent businesses. After close, we will schedule meetings with key IPG executives and our clients as the requests are made, so that we can hear your needs and help you take advantage of the IPG family of agency services and solutions.

What are the key IPG key offerings and how do they complement / overlap with Acxiom key offerings?

We cannot discuss this until the transaction is closed and Acxiom is owned by IPG.

Please provide new tax ID, if applicable?

Once the sale of Acxiom Marketing Solutions to IPG is completed, if a new Tax ID is needed for Acxiom, we will inform clients of this change.

What can I expect over the next few months?

Very little will change, and we will remain laser-focused on providing you with the high quality of service you have always received. Over time, we look forward to providing you with an even broader array of capabilities.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events, including the timing of the proposed transaction and other information related to the proposed transaction. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the proposed transaction and our expectations, strategy, plans or intentions regarding it. Forward-looking statements in this communication include, but are not limited to, (i) our expectations regarding the timing, completion and expected benefits of the proposed transaction, (ii) our plans, objectives and intentions with respect to our future operations, our customers and our market, and (iii) the expected impact of the proposed transaction on our business. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the risk that the transaction may not be completed in a timely manner or at all; the effect of the announcement or pendency of the transaction on our business relationships, results of operations and business generally; risks that the proposed transaction disrupts current plans and operations; and general market, political, economic and business conditions. The forward-looking statements contained in this communication are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the period ended March 31, 2018. The forward-looking statements in this communication are based on information available to Acxiom as of the date hereof.

We undertake no obligation to update the information contained in this document or any other forward-looking statement.

Additional Information and Where to Find It

Acxiom will file relevant materials with the Securities and Exchange Commission (the “SEC”) in connection with the proposed transaction, including a proxy statement on Schedule 14A. Under the proposed terms, promptly after filing its proxy statement with the SEC, Acxiom will mail or otherwise make available the proxy statement and a proxy card to each stockholder entitled to vote at the annual meeting relating to the proposed transaction. ACXIOM STOCKHOLDERS AND OTHER INVESTORS ARE ADVISED TO CAREFULLY READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN RESPECT OF THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, AS THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Acxiom stockholders and other investors may obtain free copies of the proxy statement and other relevant materials in connection with the proposed transaction (when they become available), along with other documents filed by Acxiom with the SEC, at the SEC’s website (http://www.sec.gov).

The directors and executive officers of Acxiom may be deemed to be participants in the solicitation of proxies from the stockholders of Acxiom in connection with the proposed transaction.

Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding Acxiom’s directors and executive officers is also included in Acxiom’s proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on August 24, 2018. This document is available free of charge as described in the preceding paragraph.

AMS_IPG Integration Communication

Email to Client-Facing Associates with Client FAQ

To: IMDs and Shae Heath

From: Dennis

Subject: Client FAQ

Attachment: Client FAQ

Body:

As we move through the process of integrating Acxiom Marketing Solutions with IPG, some of our clients are asking for more information on how the sale will impact them, so we have created the attached Client FAQ. Please share this with your teams, who can share it with their clients directly.

As always, our goal is to assure our clients that they are our #1 priority and that we remain laser-focused on providing them with the highest level of service today and every day going forward. Acxiom Marketing Solutions becoming part of IPG will not change our commitments to our clients. Rather, we believe it will strengthen our ability to address even more of our clients’ needs as we help them explore the skills and expertise of IPG’s other agencies.

If a client asks something that is not on the FAQ, please reach out to Sherry Hamilton ([REDACTED]), who is coordinating all of our internal and external FAQs and will ensure we provide you with a prompt response. And, as always, you can engage me or Rick as needed.

Dennis

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events, including the timing of the proposed transaction and other information related to the proposed transaction. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the proposed transaction and our expectations, strategy, plans or intentions regarding it. Forward-looking statements in this communication include, but are not limited to, (i) our expectations regarding the timing, completion and expected benefits of the proposed transaction, (ii) our plans, objectives and intentions with respect to our future operations, our customers and our market, and (iii) the expected impact of the proposed transaction on our business. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the risk that the transaction may not be completed in a timely manner or at all; the effect of the announcement or pendency of the transaction on our business relationships, results of operations and business generally; risks that the proposed transaction disrupts current plans and operations; and general market, political, economic and business conditions. The forward-looking statements contained in this communication are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the period ended March 31, 2018. The forward-looking statements in this communication are based on information available to Acxiom as of the date hereof.

We undertake no obligation to update the information contained in this document or any other forward-looking statement.

Additional Information and Where to Find It

Acxiom will file relevant materials with the Securities and Exchange Commission (the “SEC”) in connection with the proposed transaction, including a proxy statement on Schedule 14A. Under the proposed terms, promptly after filing its proxy statement with the SEC, Acxiom will mail or otherwise make available the proxy statement and a proxy card to each stockholder entitled to vote at the annual meeting relating to the proposed transaction. ACXIOM STOCKHOLDERS AND OTHER INVESTORS ARE ADVISED TO CAREFULLY READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN RESPECT OF THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, AS THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Acxiom stockholders and other investors may obtain free copies of the proxy statement and other relevant materials in connection with the proposed transaction (when they become available), along with other documents filed by Acxiom with the SEC, at the SEC’s website (http://www.sec.gov).

The directors and executive officers of Acxiom may be deemed to be participants in the solicitation of proxies from the stockholders of Acxiom in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding Acxiom’s directors and executive officers is also included in Acxiom’s proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on August 24, 2018. This document is available free of charge as described in the preceding paragraph.